    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 1997

                                                      REGISTRATION NO. 333-11119

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                        POST-EFFECTIVE AMENDMENT NO. 3 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                 THE 3DO COMPANY
               (Exact name of issuer as specified in its charter)

            DELAWARE                                     94-3177293
    (State of Incorporation)                   (I.R.S. Employer Identification
                                                           Number)

                               600 GALVESTON DRIVE
                             REDWOOD CITY, CA 94063
                                 (415) 261-3000
          (Address and telephone number of principal executive offices)

                  --------------------------------------------

                                 JAMES ALAN COOK
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                                 THE 3DO COMPANY
                               600 GALVESTON DRIVE
                             REDWOOD CITY, CA 94063
                                 (415) 261-3000
            (Name, address and telephone number of agent for service)

                                   ----------

                                    Copy to:
                               NEIL J. WOLFF, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304


================================================================================

        On March 4, 1997, the Registrant filed Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (Registration Statement No. 333-11119) registering 495,611 shares of the Registrant's Common Stock issued to persons who acquired such shares in certain acquisitions of business by the Registrant not involving a public offering. The Registrant's obligations under the applicable acquisition agreements to use its best efforts to file a registration statement on Form S-3 and to keep such registration statement in effect for certain periods of time have been fulfilled. Accordingly, the Registrant hereby withdraws from registration 145,926 shares of Common Stock.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on October 17, 1997.

                                        THE 3DO COMPANY

                                        By: /S/ TERRENCE SCHMID
                                            ------------------------------------
                                            Terrence Schmid
                                            Chief Financial Officer
                                            (Principal Financial Officer
                                            and Principal Accounting Officer)
                                            (Duly Authorized Officer)

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed by the following persons in the capacities indicated on October 17, 1997.

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


         Signature                         Title                     Date
         ---------                         -----                     ----
/S/ WILLIAM M. HAWKINS, III         Chairman of the Board of    October 17, 1997
-----------------------------       Directors and Chief
William M. Hawkins, III             Executive Officer
                                    (Principal Executive
                                    Officer)


/S/ TERRENCE SCHMID                 Chief Financial Officer     October 17, 1997
-------------------------------     (Principal Financial
Terrence Schmid                     Officer and Principal
                                    Accounting Officer)


/S/ WILLIAM JESSE                   Director                    October 17, 1997
-------------------------------
William Jesse


/S/ HUGH C. MARTIN                  Director                    October 17, 1997
-------------------------------
Hugh C. Martin


/S/ WILLIAM A. HALL                 Director                    October 17, 1997
-------------------------------
William A. Hall



By: /S/ JAMES ALAN COOK                                         October 17, 1997
     --------------------------
         James Alan Cook
         Attorney-in-Fact